UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 9, 2013

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Sanlitun SOHO, Building A, 11th Floor
No. 8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. correspondence office:
c/o Ellenoff Grossman & Schole LLP
1345 Avenue of Americas,
New York, NY 10105

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On December 9, 2013, Zoom Technologies, Inc. (the "Company") formally engaged Maxim Group LLC ("Maxim") as its exclusive advisor with respect to the identification and evaluation of potential business acquisition opportunities. In its capacity as advisor, Maxim will assist the Company to (i) identify prospective Target(s), (ii) potentially provide a fairness opinion on definitive Target(s), and (iii) negotiate any agreement between the Company and a Target concerning the Closing of a Transaction(s).

In regards to the Company's disposition of certain assets, the Company has determined that the sale of Tianjin Tong Guang Group Digital Communication Co., Ltd., ("TCB Digital") to Beijing Zhumu Culture Communication Company, Ltd. is expected to be completed on or about March 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: December 17, 2013	By: /s/ Patrick Wong Patrick Wong Chief Financial Officer and Secretary